Exhibit 10.3

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Matthew J. Kelly

Chief Intellectual Property Counsel

312/930-3046 Telephone

312/930-3323 Facsimile

March 30, 2006

Robert Shakotko

Managing Director

Standard & Poor’s Index Services

55 Water Street, 42nd Floor

New York, New York 10041

Re: First Amendment to the S&P-CME 2005 License Agreement

Dear Mr. Shakotko:

S&P and CME have agreed to amend our License Agreement to allow CME to list for trading BXY TRAKRS Contracts. This Letter Amendment embodies our agreement. Pursuant to Section 2(e) of the License Agreement (“Agreement”) between the Chicago Mercantile Exchange (“CME”) and Standard & Poor’s (“S&P”), dated September 20, 2005, as amended, CME requests that the Agreement be updated as specified below.

The Recitals of the Agreement shall be amended by adding the following text:

WHEREAS, S&P has secured all necessary approvals and authorizations necessary from the Chicago Board of Options Exchange (“CBOE”) and the CBOE Future Exchange (“CFE”) for CME to list, trade, clear, market and promote TRAKRS Contracts (“BXY TRAKRS Contracts”) based on the CBOE S&P 500 2% OTM BuyWrite Index (“the BXY Index”).

Section 1 of the Agreement shall be amended by adding Section 1 (bb) and Section 1 (cc) at the end of the section which shall read as follows:

(bb) “TRAKRS Contracts” means any cash-settled Futures Contract (i) the final settlement price of which is calculated using the level of a broad-based, dynamic index of stocks, bonds, currencies, commodities or other financial instruments; (ii) that can be held by “non-institutional customers” through Broker Dealers and Registered Representatives; (iii) for which the establishment of a short position by a non-institutional customer requires a cash deposit equal to 50% of the current market value of the short position and may require subsequent payments as determined by the applicable Futures Market; (iv) for which the establishment of a long position by a non-institutional customer requires a cash deposit equal to 100% of the current market value of the long position and (v) having a term to expiration date when Listed of *****, provided, however, that the expiration date may be extended up to seven trading days beyond the fifth year

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

BXY Amendment

anniversary of the List date. The terms “Broker Dealer”, “Registered Representative”, and “non-institutional customer” as used herein have the respective meanings given to them in the CFTC no action letter of July 11, 2001 to the CME regarding TRAKRS. Futures Contracts that include all of the elements (i) through (iv) above shall be deemed to be TRAKRS Contracts for the purposes of this Agreement.

(cc) “BXY TRAKRS Contracts” shall mean a TRAKRS Contracts based on the BXY index.

Section 2(g) of the Agreement shall be amended by adding the following to the end of the section:

Notwithstanding the forgoing, S&P grants to CME a non-exclusive license, as further specified in Section 3(d), to the BXY index but only for use in BXY TRAKRS Contracts.

Section 3 of the Agreement shall be amended by adding Section 3(d) as follows:

(d) TRAKRS Contracts. The term of this amendment shall be five (5) years from the Effective Date. *****.

Section 5(f) of the Agreement shall be amended to read as follows (current additions are indicated by underlines):

(f) Mini Contracts. For each Indexed Contract (excluding S&P ETF Contracts and BXY TRAKRS Contracts), regardless of the date when it was first listed, and with an initial Notional Value of less than or equal to $*****, CME shall pay S&P a per-Contract license fee equal to $*****. CME shall pay S&P $***** for each BXY TRAKRS Contract traded, where such BXY TRAKRS Contract has an initial Notional Value of less than $***** when first listed .

Section 7(b) of the Agreement shall be amended to read as follows (current additions are indicated by underlines):

(b) Discontinuation of an S&P Stock Index. S&P or CBOE, as the case may be, shall have the right in its sole discretion to cease compilation and publication of any of the S&P Stock Indices without liability hereunder and, upon prompt written notice to CME of such discontinuance and subject to Section 8 hereof, to terminate the license granted hereunder as to such discontinued S&P Stock Index and the associated S&P Marks or CBOE Marks; provided, however, that S&P or CBOE, as the case may be, shall use its best efforts to give CME at least one (1) year prior written notice of such

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

BXY Amendment

discontinuation and further provided, however, that all Indexed Contracts that use the discontinued S&P Stock Index which are open and listed for trading on the date of such notice of termination was provided to CME, may nevertheless continue to be traded until such Indexed Contracts either expire and are no longer listed for trading or until thirty-six (36) months following the date of such notice of termination, whichever occurs first, except for BXY TRAKRS Contracts, which shall continue to trade until such BXY TRAKRS Contracts expire and are no longer listed for trading or until sixty (60) months following the date of such notice of termination, whichever occurs first. CME’s obligations to make payment to S&P with respect to any Indexed Contract licensed pursuant to this Agreement and that use the discontinued Index shall terminate effective on the date on which the license for the discontinued Index is effectively terminated by S&P.

Section 8(b) of the Agreement shall be amended to read as follows (current additions are indicated by underlines):

(b) Discontinuation of Trademark Licenses. If CME’s license to use any S&P Stock Index terminates because of the termination or expiration of this Agreement, or for any reason other than S&P’s or CBOE’s discontinuation of its compilation and publication, then CME shall not use the name “Standard & Poor’s” or “S&P” or “CITIGROUP” in connection with the promotion or trading of any additional Indexed Contracts that use such S&P Stock Index; provided, however, that Indexed Contracts that use such S&P Stock Index, which are listed for trading on the date of termination, may be traded using the relevant S&P Marks until expiration or for 36 months, whichever occurs first, except for the BXY TRAKRS Contracts, which shall continue to trade until such BXY TRAKRS Contracts expire and are no longer listed for trading or for sixty (60) months, whichever occurs first. Following such termination, if CME elects to trade CME Substitute Contracts on a CME Substitute Index, it may make information references only to such S&P Stock Index, provided that CME disclaims any relationship with S&P in connection therewith. The foregoing shall nevertheless depend on the fact that S&P shall continue to compile and publish such S&P Stock Index in which event S&P shall disseminate such Index to CME in the same fashion as is currently being done, except that CME shall bear any incremental costs incurred by S&P at any time in providing such service.

The first sentence of Section 9(b) of the Agreement shall be amended as follows (current additions are indicated by underlines):

S&P or its agent shall compute and, in a manner reasonably satisfactory to CME, disseminate to CME the value of each of the S&P Stock Indices at least once every fifteen seconds during normal trading hours, except for the BXY Index which shall be computed and disseminated on an end of trading day basis only.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

BXY Amendment

Appendix 1 of the Agreement shall be amended by the following:

19. CBOE S&P 500 BuyWrite Index (“BXY”) *

Note: CBOE, BuyWrite Index, and BXY are service marks of the Chicago Board Options Exchange and licensed to S&P for purposes of this Agreement

Appendix 2 of the Agreement shall be amended by the following:

33. CBOE S&P 500 BuyWrite Index (“BXY)*

Note: CBOE, BuyWrite Index, and BXY are service marks of the Chicago Board Option Exchange and licensed to S&P for purposes of this Agreement

Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

BXY Amendment

Please acknowledge your receipt and acceptance of this amendment by signing below and returning this letter to us at your earliest convenience. If you have any questions or comments, please do not hesitate to call Matthew Kelly at (312) 930-3046.

Sincerely,

/s/ Mathew J. Kelly
Matthew J. Kelly

Agreed and Accepted:

By:	/s/ Robert Shakoko
Robert Shakotko Managing Director Standard & Poor’s

cc:	Steve Rive
Robert Benjamin